UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 24, 2008 (March 22, 2008)

Orbitz Worldwide, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-33599	20-5337455
(Commission File Number)	(I.R.S. Employer Identification No.)

500 W. Madison Street, Suite 1000, Chicago, Illinois	60661
(Address of Principal Executive Offices)	(Zip Code)

(312) 894-5000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

                Effective March 22, 2008, Richard P. Fox was appointed to the Board of Directors (the “Board”) of Orbitz Worldwide, Inc. (the “Company”).  Mr. Fox was appointed as a Class I director to fill the vacancy on the Board created by the departure of David Weiss, and will serve for the term expiring at the 2008 Annual Meeting of Shareholders or until a successor is duly elected and qualified.  Mr. Fox is expected to be appointed by the Board to serve as the Chairman of the Audit Committee and a member of the Compensation Committee.  If Mr. Fox is appointed to the Audit Committee, as expected, the Company will regain compliance with the NYSE corporate governance rules requiring it to have an audit committee comprised of at least two independent members.

                In connection with his appointment, Mr. Fox received a pro rated equity grant of deferred stock units under the Orbitz Worldwide, Inc. Non-Employee Directors Deferred Compensation Plan and will be eligible to receive a full annual equity grant when the Company makes its next annual equity grant to all non-employee directors.  The foregoing description of Mr. Fox’s compensation arrangement with the Company is qualified in its entirety by the appointment letter attached as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01                                             Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.

Exhibit 10.1                                    Appointment Letter of Richard P. Fox dated March 20, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORBITZ WORLDWIDE, INC.

March 24, 2008
	By:	/s/ James P. Shaughnessy
		Name:	James P. Shaughnessy
		Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Appointment Letter of Richard P. Fox dated March 20, 2008.